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                                                                    Exhibit 10.2

                              AMENDED AND RESTATED
                           CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement ("Agreement") between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Thomas M. Kitchen (the "Employee") was originally effective as of November 1, 2004 (the "Change of Control Agreement Date") and is amended and restated effective as of November 8, 2006 (the "Amendment Date").

                                   ARTICLE I
                                  DEFINITIONS

     1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Amended and Restated Employment Agreement effective as of ____________ ___, 2006 between Employee and the Company (the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control, the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms used herein that are not defined in this Agreement have the meanings given to them in the Employment Agreement.

     1.2 DEFINITION OF "COMPANY." As used in this Agreement, "Company" shall mean the Company as defined above and any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or business of the Company.

     1.3 CHANGE OF CONTROL DEFINED. "Change of Control" shall mean:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of more than 30% of the outstanding shares of the Company's Class A Common Stock, no par value per share (the "Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

               (i) any acquisition of Common Stock directly from the Company,

               (ii) any acquisition of Common Stock by the Company,

               (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

               (iv) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.3; or

          (b) individuals who, as of the Change of Control Agreement Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority

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     of the Board; provided, however, that any individual becoming a director subsequent to the Change of Control Agreement Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

          (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

               (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of 50% or more of the then outstanding shares of common stock, and 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

               (ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

               (iii) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.4 AFFILIATE. "Affiliate" or "affiliated companies" shall mean any company controlled by, controlling, or under common control with, the Company.

     1.5 CAUSE. "Cause" shall mean:


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          (a) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board of the Company which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or

          (b) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company or its affiliates shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company or its affiliates. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (a) or (b) above, and specifying the particulars thereof in detail.

     1.6 GOOD REASON. "Good Reason" shall mean:

          (a) Any failure of the Company or its affiliates to provide the Employee with the position, authority, duties and responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control. Employee's position, authority, duties and responsibilities after a Change of Control shall not be considered commensurate in all material respects with Employee's position, authority, duties and responsibilities prior to a Change of Control unless after the Change of Control Employee holds (i) an equivalent position in the Company or, (ii) if the Company is controlled or will after the transaction be controlled by another company (directly or indirectly), an equivalent position in the ultimate parent company.

          (b) The assignment to the Employee of any duties inconsistent in any material respect with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.1(b) of this Agreement, or any other action that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied within 10 days after receipt of written notice thereof from the Employee to the Company;


                                      -3-

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          (c) Any failure by the Company or its affiliates to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that is remedied within 10 days after receipt of written notice thereof from the Employee to the Company;

          (d) The Company or its affiliates requiring the Employee to be based at any office or location other than as provided in Section 2.1(b)(ii) hereof or requiring the Employee to travel on business to a substantially greater extent than required immediately prior to the Change of Control;

          (e) Any purported termination of the Employee's employment otherwise than as expressly permitted by this Agreement; or

          (f) Any failure by the Company to comply with and satisfy Sections 3.1(c) and (d) of this Agreement.

For purposes of this Section 1.6, any good faith determination of "Good Reason" made by the Employee shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Employee for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be a termination for Good Reason.

                                   ARTICLE II
                            CHANGE OF CONTROL BENEFIT

     2.1 EMPLOYMENT TERM AND CAPACITY AFTER CHANGE OF CONTROL.

          (a) If a Change of Control occurs on or before October 31, 2007, then the Employee's employment term (the "Employment Term") shall continue through the later of (i) the second anniversary of the Change of Control or
     (ii) October 31, 2007, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

          (b) After a Change of Control and during the Employment Term, (i) the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Change of Control and (ii) the Employee's service shall be performed at the location where the Employee was employed immediately preceding the Change of Control or any office or location less than 35 miles from such location. Employee's position, authority, duties and responsibilities after a Change of Control shall not be considered commensurate in all material respects with Employee's position, authority, duties and responsibilities prior to a Change of Control unless after the Change of Control Employee holds (x) an equivalent position in the Company or, (y) if the Company is controlled or will after the transaction be controlled by another company (directly or indirectly), an equivalent position in the ultimate parent company. Employee shall devote himself to his employment responsibilities with the Company (or, if applicable, the ultimate parent entity) as provided in Article I Section 3 of the Employment Agreement.


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     2.2 COMPENSATION AND BENEFITS. During the Employment Term, Employee shall be entitled to the following compensation and benefits:

          (a) Salary. A salary ("Base Salary") at the highest rate provided for under the Employment Agreement at any time during the 120-day period immediately preceding the Change of Control, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

          (b) Bonus. An annual incentive bonus (the "Bonus") equal to the maximum annual amount that the Employee was eligible to receive at any time during the 120-day period immediately preceding the Change of Control. The Bonus shall be paid in cash no later than 2-1/2 months following the close of the fiscal year for which it is earned.

          (c) Fringe Benefits. The Employee shall be entitled to fringe benefits (including, but not limited to, automobile allowance, reimbursement for membership dues, and air travel) in accordance with the most favorable agreements, plans, practices, programs and policies of the Company and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

          (d) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Employee in accordance with the most favorable agreements, policies, practices and procedures of the Company and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

          (e) Incentive, Savings and Retirement Plans. The Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company and its affiliated companies for the Employee under any agreements, plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.


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          (f) Welfare Benefit Plans. The Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with benefits, in each case, less favorable than the most favorable of any agreements, plans, practices, policies and programs in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, those provided generally at any time after the Change of Control to other peer employees of the Company and its affiliated companies.

          (g) Office and Support Staff. The Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

          (h) Vacation. The Employee shall be entitled to paid vacation in accordance with the most favorable agreements, plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Employee at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies.

     2.3 TERMINATION OF EMPLOYMENT AFTER A CHANGE OF CONTROL. After a Change of Control and during the Employment Term, the Employee's status as an employee shall terminate or may be terminated by the Employee, the Company (or, if applicable, the ultimate parent company), as provided in Article III of the Employment Agreement (provided, however, that the definitions of "Cause" and "Good Reason" in this Agreement shall supersede those definitions in the Employment Agreement).

     2.4 OBLIGATIONS UPON TERMINATION AFTER A CHANGE OF CONTROL.

          (a) Termination by Company for Reasons other than Death, Disability or Cause; by Employee for Good Reason. If, after a Change of Control and during the Employment Term, the Company (or, if applicable the ultimate parent company), terminates the Employee's employment other than for Cause, death or Disability, or the Employee terminates employment for Good Reason, the Company shall pay to the Employee in a lump sum in cash on the first business day that is more than six months after the Date of Termination) an amount equal to three times the sum of (i) the amount of Base Salary in effect at the Date of Termination, plus (ii) the average annual bonus (including in the calculation of such average any Bonus referred to in Section 2.2(b)


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

     hereof, if applicable) earned by the Employee during the three most recently completed fiscal years prior to the Date of Termination or, if the Employee has been employed by the Company for less than three years, the number of years during such period that the Employee was employed by the Company and eligible to receive a bonus.

          (b) Death. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives (other than those already accrued to the Employee), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its affiliated companies.

          (c) Disability. If, after a Change of Control and during the Employment Term, Employee's status as an employee is terminated by reason of Employee's Disability (as defined in the Employment Agreement), this Agreement shall terminate without further obligation to the Employee (other than those already accrued to the Employee), other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its affiliated companies.

          (d) Cause. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by the Company (or, if applicable, the ultimate parent entity) for Cause, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its affiliated companies.

          (e) Termination by Employee for Reasons other than Good Reason. If, after a Change of Control and during the Employment Term, the Employee's status as an employee is terminated by the Employee for reasons other than Good Reason, then the Company shall pay to the Employee an amount equal to a single year's Base Salary in effect at the Date of Termination, payable over a two-year period as follows: beginning on the first regular payroll date that is at least six months after the Date of Termination, at which time the Employee shall be paid one-fourth of a single year's Base Salary and the remaining three-fourths shall be paid in equal installments on the Company's regular bi-weekly payroll dates over the following 18 months.

          (f) Nondisclosure, Noncompetition and Proprietary Rights. The rights and obligations of the Company and Employee contained in Article V ("Nondisclosure, Noncompetition and Proprietary Rights") of the Employment Agreement shall continue to apply after a Change of Control, except as provided in Section 2.11 of this Agreement.

     2.5 ACCRUED OBLIGATIONS AND OTHER BENEFITS. It is the intent of the Employment Agreement and this Agreement that upon termination of employment for any reason the Employee be entitled to receive promptly, and in addition to any other benefits specifically provided, (a) the Employee's Base Salary through the Date of Termination to the extent not theretofore paid, (b) any accrued vacation pay, to the extent not theretofore paid, and (c) any other amounts or benefits required to be paid or provided or which the Employee is entitled to


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receive under any plan, program, policy practice or agreement of the Company, subject to any requirement under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), that such payment of benefits be delayed for six months following termination of employment.

     2.6 NO ACCELERATION OF PAYMENTS. No acceleration of payments and benefits provided herein shall be permitted, except that the Company may accelerate payment, if permitted under the regulations under Section 409A of the Code, as necessary to allow the Employee to pay FICA taxes on amounts payable hereunder and additional taxes resulting from the payment of such FICA amount or as necessary to pay taxes and penalties arising as a result of the payments provided for in this Agreement failing to meet the requirements of Section 409A of the Code.

     2.7 STOCK OPTIONS. The foregoing benefits are intended to be in addition to the value of any options to acquire Common Stock of the Company the exercisability of which is accelerated pursuant to the terms of any stock option, incentive or other similar plan heretofore or hereafter adopted by the Company.

     2.8 PROTECTION OF BENEFITS. To the extent permitted by applicable law, the Company shall take all reasonable steps to ensure that the Employee is not, by reason of a Change of Control, deprived of the economic value (including any value attributable to the Change of Control transaction) of (a) any options to acquire Common Stock of the Company or (b) any Common Stock of the Company beneficially owned by the Employee.

     2.9 CERTAIN ADDITIONAL PAYMENTS. If after a Change of Control Employee is subjected to an excise tax as a result of the "excess parachute payment" provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, whether by virtue of the benefits of this Agreement or by virtue of any other benefits provided to Employee in connection with a Change of Control pursuant to Company plans, policies or agreements (including the value of any options to acquire Common Stock of the Company the exercisability of which is accelerated pursuant to the terms of any stock option, incentive or similar plan heretofore or hereafter adopted by the Company), the Company shall pay to Employee such amounts as are necessary to place Employee in the same position after payment of federal income and excise taxes as he would have been if such provisions had not been applicable to him. If Employee is subjected to an excise tax as a result of an "excess parachute payment" in connection with a Change of Control, such payment shall only be made at the time of the Change of Control, if the Change of Control constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company's assets, as such terms are defined in the regulations and guidance issued under Section 409A of the Code (a "409A Change of Control"). If the Change of Control does not constitute a 409A Change of Control, the payment shall instead be made to Employee 30 days following termination of his employment for any reason, plus interest at the rate per annum equal to the Company's weighted average cost of capital, as determined by the Company's Treasury Department and certified by the Chief Financial Officer, from the date of payment of the excise tax by the Employee through the date of payment by the Company under this Section 2.9.


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

     2.10 LEGAL FEES. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Employee about the amount or timing of any payment pursuant to this Agreement.)

     2.11 SET-OFF; MITIGATION. After a Change of Control, the Company's and its affiliates' obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its affiliates may have against the Employee or others. After a Change of Control, an asserted violation of the provisions of Article V ("Nondisclosure, Noncompetition and Proprietary Rights") of the Employment Agreement shall not constitute a basis for deferring or withholding any amounts otherwise payable to the Employee; specifically, the third through sixth sentences of Article V Section 4 shall not apply after a Change of Control. It is the intent of the Employment Agreement and this Agreement that in no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement or the Employment Agreement.

                                  ARTICLE III
                                 MISCELLANEOUS

     3.1 BINDING EFFECT; SUCCESSORS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform or to cause to be performed all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee.

          (d) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assignee to agree to cause to be performed all of the obligations under this Agreement, such agreement to be set forth in a writing reasonably satisfactory to the Employee.

     3.2 NOTICES. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered


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

mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

     If to the Company, to:

     Stewart Enterprises, Inc.
     1333 South Clearview Parkway
     Jefferson, LA 70121
     Attn: Chairman of the Board

     If to the Employee, to:

     Thomas M. Kitchen
     229 East William David
     Metairie, LA 70005

or such other address as to which any party hereto may have notified the other in writing.

     3.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Article V Section 6 of the Employment Agreement with respect to the resolution of disputes arising under, or the Company's enforcement of, such
Article V.

     3.4 WITHHOLDING. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

     3.5 AMENDMENT, WAIVER. No provision of this Agreement may be modified, amended or waived except by an instrument in writing signed by both parties.

     3.6 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     3.7 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.


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

     3.8 REMEDIES NOT EXCLUSIVE. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

     3.9 COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that the Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

     3.10 PRIOR CHANGE OF CONTROL AGREEMENT. Effective as of the Change of Control Agreement Date, this Agreement supersedes any prior change of control agreement between the Employee and the Company.

     3.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     3.12 SECTION 409A OF THE INTERNAL REVENUE CODE. In the event that any of the compensation or benefits payable to the Employee hereunder are considered to be non-qualified deferred compensation under Section 409A of the Code ("Section 409A") and any regulations issued or to be issued by the Department of the Treasury thereunder, the Company and the Employee shall negotiate in good faith and agree to such amendments to this Agreement as they and their respective tax counsel deem necessary to avoid the imposition of additional taxes and penalties under Section 409A or such regulations, while preserving the economic benefits intended to be conferred on the Employee by this Agreement.

     IN WITNESS WHEREOF, the Company and the Employee have caused this Amended and Restated Agreement to be executed on the dates set forth below and effective as of the Amendment Date.

                                        STEWART ENTERPRISES, INC.


Dated: November 8, 2006                 By: /s/ JAMES W. MCFARLAND
                                            ------------------------------------
                                            James W. McFarland
                                            Compensation Committee Chairman


                                        EMPLOYEE:


Dated: November 8, 2006                 /s/ THOMAS M. KITCHEN
                                        ----------------------------------------
                                        Thomas M. Kitchen


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